J.P. MORGAN MUTUAL FUND SERIES
J.P. MORGAN MUTUAL FUND SELECT GROUP

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is
made as of this 22nd day of November, 2004, by and between
J.P. Morgan Mutual Fund Series, a Massachusetts business
trust ("Successor Trust"), with its principal place of business at 522 Fifth Avenue, New York, New York 10036, on behalf of each of its series listed in Exhibit A attached hereto
(each a "Successor Fund"), and J.P. Morgan Mutual Fund
Select Group, a Massachusetts business trust
("Predecessor Trust"), with its principal place of business
at 522 Fifth Avenue, New York, New York 10036, on behalf of
each of its series listed in Exhibit A attached hereto
(each a "Predecessor Fund").
WHEREAS, each of the Predecessor Funds is a series of the Predecessor Trust, an open-end, investment company of the management type registered pursuant to the Investment Company Act of 1940, as amended ("1940 Act"), which has been organized as a Massachusetts business trust;
WHEREAS, each of the Successor Funds has been organized as series of the Successor Trust, a Massachusetts business trust, in order to continue the business and operations of the corresponding Predecessor Fund;
WHEREAS, each Successor Fund currently has no assets and has carried on no business activities prior to the date first shown above and will have had no assets and will have carried on no business activities prior to the consummation of the transaction described herein;
WHEREAS, this Agreement is intended to be and is adopted
as a plan of reorganization and liquidation within the
meaning of Section 368(a)(1) of the United States Internal Revenue Code of 1986, as amended ("Code");
WHEREAS, the contemplated reorganization and liquidation will consist of (1) the sale, assignment, conveyance, transfer and delivery of all of the property and assets of each of the Predecessor Funds to the corresponding Successor Fund in exchange solely for classes of shares of beneficial interest of such Successor Fund ("Successor Fund Shares")
corresponding to the classes of shares of beneficial interest of such Predecessor Fund ("Predecessor Fund Shares"), as described herein, (2) the assumption by such Successor Fund of all liabilities of the corresponding Predecessor Fund, and
(3) the distribution of the Successor Fund Shares to the shareholders of each corresponding Predecessor Fund, as provided herein ("Reorganization"), all upon the terms and conditions hereinafter set forth in this Agreement;
WHEREAS, each Predecessor Fund currently owns securities
that are substantially similar to those in which the corresponding Successor Fund is permitted to invest;
WHEREAS, the Trustees of Successor Trust have determined,
with respect to each Successor Fund, that the sale,
assignment, conveyance, transfer and delivery of all of the property and assets of the corresponding Predecessor Fund for Successor Fund Shares and the assumption of all liabilities of such Predecessor Fund by the corresponding Successor Fund is in the best interests of each Successor Fund;
WHEREAS, the Trustees of the Predecessor Trust have determined, with respect to each Predecessor Fund, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of such Predecessor Fund for Successor
Fund Shares and the assumption of all liabilities of such Predecessor Fund by the corresponding Successor Fund pursuant to this Agreement is in the best interests of the Predecessor Trust, each of the Predecessor Funds and its shareholders and that the interests such shareholders will not be diluted as a result of this transaction; and
WHEREAS, the Predecessor Trust, on behalf of each of certain Predecessor Funds identified in Exhibit A ("Contingent Predecessor Funds"), has entered into an agreement and plan of reorganization pursuant to which each Contingent Predecessor Fund will be reorganized with another registered investment company or series thereof (with respect to each Contingent Predecessor Fund, the "Primary Reorganization"), subject to approval of the Primary Reorganization by the shareholders of such Contingent Predecessor Fund, and this Agreement shall not be effective with respect to such Contingent Predecessor Fund in the event that the Primary Reorganization is consummated; NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:
1.	TRANSFER OF ASSETS OF EACH PREDECESSOR FUND TO THE
CORRESPONDING SUCCESSOR FUND IN EXCHANGE FOR SUCCESSOR FUND SHARES, THE ASSUMPTION OF ALL PREDECESSOR FUND LIABILITIES
AND THE LIQUIDATION OF THE PREDECESSOR FUND
1.1	Subject to requisite approvals and the other terms
and conditions herein set forth and on the basis of the representations and warranties contained herein, Predecessor Trust, on behalf of each Predecessor Fund, agrees to sell, assign, convey, transfer and deliver all of such Predecessor
 Funds property and assets, as set forth in paragraph 1.2,
to the corresponding Successor Fund, and Successor Trust, on behalf of each Successor Fund, agrees in exchange therefor:
(a) to deliver to the corresponding Predecessor Fund the
number of full and fractional Successor Fund Shares corresponding to each class of the Predecessor Fund Shares as of the time and date set forth in paragraph 3; and (b)
to assume all liabilities of such Predecessor Fund, as set
forth in paragraph 1.3.  Such transactions shall take place
on the date of the closing provided for in paragraph 3.1 ("Closing Date"). Exhibit A attached hereto shows each Successor Fund and its classes of shares of beneficial interest and the corresponding Predecessor Fund and its
classes of shares of beneficial interest.  (Throughout
this Agreement, the term Successor Fund Shares should be
 read to include each class of shares of the applicable Successor Fund, and each reference to Successor Fund Shares in connection with a Predecessor Fund should be read to
include each class of beneficial interest of the
corresponding Successor Fund.)
1.2	The property and assets of each Predecessor Fund
to be sold, assigned, conveyed, transferred and delivered
to and acquired by Successor Trust, on behalf of the corresponding Successor Fund, shall consist of all assets and property, including, without limitation, all rights,
cash, securities, commodities and futures interests and dividends or interests receivable that are owned by such Predecessor Fund and any deferred or prepaid expenses shown as an asset on the books of such Predecessor Fund on the Valuation Date as defined in paragraph 2.1 (collectively, with respect to each Predecessor Fund separately, "Assets"). The Predecessor Fund will sell, assign, convey, transfer and deliver to the Successor Fund any rights, stock dividends, or other securities received by the Predecessor Fund after
the Closing Date as stock dividends or other distributions
on or with respect to the property and assets transferred,
 which rights, stock dividends, and other securities shall
be deemed included in the property and assets transferred
to the Successor Fund at the Closing Date and shall not be separately valued, in which case any such distribution that remains unpaid as of the Closing Date shall be included
in the determination of the value of the assets of the Predecessor Fund acquired by the Successor Fund.
1.3	Predecessor Trust, on behalf of each Predecessor
Fund, will make reasonable efforts to discharge all of its
known liabilities and obligations prior to the Valuation
 Date.  Successor Trust, on behalf of each Successor Fund,
shall assume all of the liabilities of the corresponding Predecessor Fund, whether accrued or contingent, known or unknown, existing at the Valuation Date (collectively, with respect to each Predecessor Fund separately,
"Liabilities").
1.4.	Immediately upon delivery to the Predecessor Fund
of the Successor Fund Shares, the Predecessor Fund, as the
then sole shareholder of the Successor Fund, shall (a)
approve the advisory agreement with respect to the Successor
 Fund, and (b) approve the distribution plan pursuant to
 Rule 12b-1 under the 1940 Act with respect to each
applicable class of Successor Fund Shares.
1.5	Immediately following the actions contemplated
by paragraph 1.4, the Predecessor Trust shall take such
actions necessary to complete the liquidation of each Predecessor Fund. To complete the liquidation, the
Predecessor Trust, on behalf of the Predecessor Fund,
shall (a) distribute to its shareholders of record with
respect to each class of Predecessor Fund Shares as of
the Closing, as defined in paragraph 3.1 ("Predecessor
Fund Shareholders"), on a pro rata basis within that
class, the Successor Fund Shares of the corresponding class
 received by the Predecessor Trust, on behalf of the
Predecessor Fund, pursuant to paragraph 1.1 and
(b) completely liquidate. Such liquidation shall be accomplished, with respect to each class of Predecessor
Fund Shares, by the transfer of the corresponding Successor
Fund Shares then credited to the account of the Predecessor
 Fund on the books of the Successor Fund to open accounts
on the share records of the Successor Fund in the names of
the Predecessor Fund Shareholders. The aggregate net asset value of each class of Successor Fund Shares to be so credited to each corresponding class of Predecessor Fund Shareholders shall, with respect to each class, be equal to the aggregate net asset value of the Predecessor Fund
Shares of the corresponding class owned by Predecessor
 Fund Shareholders on the Closing Date. All issued and outstanding Predecessor Fund Shares will be canceled on the books of the Predecessor Fund. No Successor Fund shall issue certificates representing any class of Successor Fund Shares in connection with such exchange.
1.6	Ownership of Successor Fund Shares will be shown
on the books of each Successor Funds transfer agent.
1.7	Any reporting responsibility of a Predecessor Fund,
including, but not limited to, the responsibility for filing regulatory reports, tax returns, or other documents with
the Securities and Exchange Commission ("Commission"), any
state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority,
is and shall remain the responsibility of such Predecessor Fund.
2.	VALUATION
2.1	The value of the Assets of each Predecessor Fund shall
be determined as of the time for calculation of its net asset value as set forth in the then-current prospectus for the Predecessor Fund on the Closing Date (such time and date being hereinafter called the "Valuation Date"), computed
using the valuation procedures set forth in the then-current prospectus and statement of additional information, as supplemented, with respect to each Predecessor Fund and valuation procedures established by Predecessor Trusts
Board of Trustees.
2.2	All computations of value shall be made by the fund
accountant for each Predecessor Fund.
3.	CLOSING AND CLOSING DATE
3.1	The Closing Date shall be February 18, 2005, or such
 other date as the parties may agree.  All acts taking place at the closing of the transactions provided for in this Agreement ("Closing") shall be deemed to take place simultaneously as of the close of business on the Closing
Date unless otherwise agreed to by the parties.  The close
of business on the Closing Date shall be as of 5:00 p.m., Eastern Time. The Closing shall be held at the offices of Successor Trust or at such other time and/or place as the parties may agree.
3.2	Predecessor Trust shall direct the custodian for
 each Predecessor Fund ("Predecessor Fund Custodian"), to deliver to Successor Trust, at the Closing, a certificate of an authorized officer stating that (i) the Assets of
each Predecessor Fund have been delivered in proper form
 to the corresponding Successor Fund within two business
days prior to or on the Closing Date, and (ii) all necessary taxes in connection with the delivery of the Assets of each
 Predecessor Fund, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.  Each Predecessor Funds
portfolio securities represented by a certificate or other
 written instrument shall be presented by the Predecessor
Fund Custodian to JPMorgan Chase Bank, N.A. as the custodian for the corresponding Successor Fund ("Successor Fund Custodian"). Such presentation shall be made for examination no later than five (5) business days preceding the Closing
 Date, and such certificates and other written instruments
 shall be transferred and delivered by each Predecessor
Fund as of the Closing Date for the account of the
 corresponding Successor Fund duly endorsed in proper
form for transfer in such condition as to constitute good delivery thereof. Each Predecessor Funds Assets held in book-entry form with a securities depository, as defined
 in Rule 17f-4 of the 1940 Act, shall be transferred by
the Predecessor Fund Custodian to the Successor Fund Custodian
 for the account of the corresponding Successor Fund as
of the Closing Date by book entry, in accordance with the customary practices of the Predecessor Fund Custodian and of each such securities depository.  The cash to be
transferred by each Predecessor Fund shall be delivered by
wire transfer of federal funds on the Closing Date.
3.3	Predecessor Trust shall direct the transfer agent
for each Predecessor Fund ("Transfer Agent") to deliver to Successor Trust at the Closing a certificate of an authorized officer stating that its records contain the name and
address of each Predecessor Fund Shareholder and the number
 and percentage ownership of each outstanding class of Predecessor Fund Shares owned by each such shareholder immediately prior to the Closing. Each Successor Fund shall deliver to the Secretary of the corresponding Predecessor
 Fund a confirmation evidencing that (a) the appropriate
 number of Successor Fund Shares have been credited to
such Predecessor Funds account on the books of such
Successor Fund pursuant to paragraph 1.1 prior to the
 actions contemplated by paragraph 1.4 and (b) the appropriate number of Successor Fund Shares have been credited to the accounts of the Predecessor Fund Shareholders on the
books of such Successor Fund pursuant to paragraph 1.5.
At the Closing, each Predecessor Fund shall deliver to the
 corresponding Successor Fund such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as such Successor Fund or its counsel may
reasonably request.
	3.4	In the event that on the Valuation Date
(a) the New York Stock Exchange or another primary trading market for portfolio securities of a Predecessor Fund
(each, an "Exchange") shall be closed to trading or trading
 thereupon shall be restricted, or (b) trading or the
 reporting of trading on such Exchange or elsewhere shall
 be disrupted so that, in the judgment of the Board of
Trustees of Successor Trust and the Board of Trustees of Predecessor Trust, accurate appraisal of the value of the net assets of such Predecessor Fund is impracticable,
the Closing Date shall be postponed until the first Friday
 (that is also a business day) after the day when trading
 shall have been fully resumed and reporting shall have been restored.
4.	REPRESENTATIONS AND WARRANTIES
4.1	Except as has been fully disclosed to the Successor
 Trust in Schedule 4.1 of this Agreement, the Predecessor
Trust, on behalf of each Predecessor Fund, represents and warrants to Successor Trust as follows:
(a)	Each Predecessor Fund is duly established as a
series of the Predecessor Trust, which is a business trust
 duly organized, existing and in good standing under the
laws of the Commonwealth of Massachusetts, with power under
 the Predecessor Trusts Declaration of Trust ("Charter"),
to own all of its Assets and to carry on its business as
it is being conducted as of the date hereof.  Predecessor
Trust is not required to qualify as a foreign trust or association in any jurisdiction, except in any jurisdiction in which it has so qualified or in which a failure to so
qualify would not have a material adverse effect.
Predecessor Trust has all necessary federal, state and local authorization to carry on its business as now being conducted and to fulfill the terms of this Agreement,
except as set forth in paragraph 4.1(c).  The obligations
of Predecessor Trust entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities,
and are not binding upon any of the Trustees, officers, employees, agents or shareholders of Predecessor Trust personally, but bind only the assets of Predecessor Trust and all persons dealing with any series or fund of
Predecessor Trust, such as the Predecessor Funds, must
look solely to the assets of Predecessor Trust belonging
to such series or fund for the enforcement of any
claims against Predecessor Trust.
(b)	Predecessor Trust is a registered investment
company classified as a management company of the
open-end type, and its registration with the Commission
as an investment company under the 1940 Act, and the registration of each class of Predecessor Fund Shares under the Securities Act of 1933, as amended
("1933 Act"), is in full force and effect.
(c)	No consent, approval, authorization, or order of
any court or governmental authority is required for the consummation by the Predecessor Funds of the transactions contemplated herein, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended ("1934 Act"), the 1940 Act, state securities laws and the Hart-Scott-Rodino Act.
(d)	The current prospectus and statement of additional
information of each Predecessor Fund (true and correct
copies of which have been delivered to the Successor Trust)
and each prospectus and statement of additional information
of each Predecessor Fund used at all times prior to the
date of this Agreement conforms or conformed at the time
of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and
does not or did not at the time of its use include any
untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the
circumstances under which they were made, not materially
misleading.
(e)	On the Closing Date, the Predecessor Trust, on
behalf of each Predecessor Fund, will have good and
marketable title to the Assets and full right, power,
nd authority to sell, assign, convey, transfer and deliver
such Assets hereunder free of any liens or other
encumbrances, and upon delivery and payment for the Assets,
the Successor Trust, on behalf of each corresponding
Successor Fund, will acquire good and marketable title
thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act.
(f)	None of the Predecessor Funds is engaged
currently, and the execution, delivery and performance
of this Agreement will not result, (i) in a material
violation of the Charter or by-laws of Predecessor Trust
or of any agreement, indenture, instrument, contract,
lease or other undertaking to which the Predecessor
Trust, on behalf of any of the Predecessor Funds, is a
party or by which it is bound, or (ii) the acceleration
of any material obligation, or the imposition of any
material penalty, under any agreement, indenture,
instrument, contract, lease, judgment or decree to which
the Predecessor Trust, on behalf of any of the
Predecessor Funds, is a party or by which it is bound.
(g)	All material contracts or other commitments of the
Predecessor Funds (other than this Agreement, contracts
listed in Schedule 4.1 and certain investment contracts, including options, futures, and forward contracts) will terminate without liability to the Predecessor Funds on or prior to the Closing Date.  Each contract listed in
Schedule 4.1 is a valid, binding and enforceable obligation
of each party thereto (assuming due authorization,
execution and delivery by the other parties thereto) and
the assignment by each Predecessor Fund to the corresponding Successor Fund of each such contract will not result in the termination of such contract, any breach or default thereunder or the imposition of any penalty thereunder.
(h)	No litigation or administrative proceeding or
investigation of or before any court or governmental body
is presently pending or, to the Predecessor Trusts
knowledge, threatened against Predecessor Trust, with
respect to any Predecessor Fund or any of its properties
or assets, that, if adversely determined, would materially
and adversely affect its financial condition or the
conduct of its business.  Predecessor Trust, on behalf
of the Predecessor Funds, knows of no facts which might
form the basis for the institution of such proceedings
and is not a party to or subject to the provisions of any
order, decree or judgment of any court or governmental
body which materially and adversely affects its business
or its ability to consummate the transactions herein
contemplated.
(i)	The Statement of Assets and Liabilities,
Statements of Operations and Changes in Net Assets,
and Schedule of Investments of each of the Predecessor
Funds as included in the most recent Annual Report to Shareholders for each of the Predecessor Funds (as to each Predecessor Fund, the "Annual Statement"), have
been audited by PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, and are in accordance with accounting principles generally accepted in the
United States of America ("GAAP") consistently applied,
and such statements (true and correct copies of which
have been furnished to the Successor Trust) present
fairly, in all material respects, the financial condition
of each of the Predecessor Funds as of the date of the
Annual Statements in accordance with GAAP, and there are
no known contingent, accrued or other liabilities of the Predecessor Funds required to be reflected on a balance sheet (including the notes thereto) in accordance
with GAAP as of the date of the Annual Statements that
are not disclosed therein. The Statement of Assets and Liabilities, Statements of Operations and Changes in Net
Assets, and Schedule of Investments of each of the
Predecessor Funds, as included or to be included in the
most recent Semi-Annual Report to shareholders for each
of the Predecessor Funds since the date of the Annual
Statements (as to each Predecessor Fund, the "Semi-Annual Statements") (unaudited), are or will be when sent to Predecessor Fund shareholders in the regular course in accordance with GAAP consistently applied, and such statements (true and correct copies of which have been or
will be furnished to the Successor Trust) present or will present fairly, in all material respects, the financial condition of each of the Predecessor Funds as of the date of the Semi-Annual Statements in accordance with GAAP,
and all known contingent, accrued or other liabilities of
the Predecessor Funds required to be reflected on a balance sheet (including the notes thereto) in accordance with
GAAP as of such date are or will be disclosed therein.
(j)	Since the date of the Annual Statement, there has
not been any material adverse change in each  Predecessor
Funds financial condition, assets, Liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Predecessor Fund of indebtedness, other than indebtedness incurred in the ordinary course of business in accordance with the
Predecessor Funds investment restrictions.  For the
purposes of this subparagraph (j), a decline in net asset
value per share of Predecessor Fund Shares due to declines
in market values of securities held by the Predecessor
Fund, the discharge of Predecessor Funds liabilities, or
the redemption of Predecessor Fund Shares by shareholders
of the Predecessor Fund shall not constitute a material
adverse change.
(k)	On the Closing Date, all federal and other tax
returns, dividend reporting forms, and other tax-related
reports of each of the Predecessor Funds required by law
to have been filed by such date (including any extensions)
shall have been filed and are or will be correct in all
material respects, and all federal and other taxes shown
as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof and, to the best of the
Predecessor Trusts knowledge, no such return is currently
under audit and no assessment has been asserted with
respect to such returns.
(l)	For each taxable year of its operation (including
the taxable year that includes the Closing Date), each of
the Predecessor Funds has met the requirements of
Subchapter M of the Code for qualification and treatment
as a regulated investment company, has elected to be
treated as such, and has been eligible to compute and has computed its federal income tax under Section 852 of the
Code.
(m)	All issued and outstanding Predecessor Fund Shares
are, and on the Closing Date will be, duly authorized and validly and legally issued and outstanding, fully paid and non-assessable by Predecessor Trust and have been offered and sold in every state, territory and the District of
Columbia in compliance in all material respects with
applicable registration requirements of all applicable
federal and state securities laws. All of the issued and outstanding Predecessor Fund Shares will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the Transfer Agent, on behalf of
the Predecessor Fund, as provided in paragraph 3.3.  None
of the Predecessor Funds have outstanding any options,
warrants or other rights to subscribe for or purchase any
of the Predecessor Fund Shares, nor is there outstanding
any security convertible into any of the Predecessor Fund Shares. The Predecessor Fund will review its assets to ensure that at any time prior to the Closing Date its assets do not include any assets that the Successor Fund is not permitted, or reasonably believes to be unsuitable for it, to acquire, including without limitation any security that, prior to its acquisition by the Predecessor Fund, is unsuitable for the Successor Fund to acquire.
(n)	The execution, delivery and performance of this
Agreement, and the transactions contemplated herein,
have been duly authorized by all necessary action on the
part of the Board of Trustees of Predecessor Trust and by
the approval of the Predecessor Funds shareholders, as
described in paragraph 8.1, and this Agreement constitutes
a valid and binding obligation of the Predecessor Trust,
on behalf of the Predecessor Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors rights and to general
equity principles.
(o)	The Proxy Statement (as defined in paragraph 5.2),
insofar as it relates to the Predecessor Funds, will on
the date thereof and at all times prior to the conclusion
of the shareholder meeting to which the Proxy Statement
relates (i) not contain any untrue statement of a material
fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading (provided that this representation and warranty shall not apply to statements in or omissions from the Proxy Statement made in reliance
upon and in conformity with information that was furnished
by Successor Trust for use therein) and (ii) comply in all
 material respects with the provisions of the 1933 Act, the
1934 Act and the 1940 Act and the rules and regulations thereunder. The information to be furnished by each of the Predecessor Funds for use in registration statements and other documents filed or to be filed with any federal, state or local regulatory authority (including the National Association of Securities Dealers, Inc.), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with
federal securities and other laws and regulations thereunder applicable thereto.
4.2	Except as has been fully disclosed to the Predecessor
Trust in Schedule 4.2, the Successor Trust, on behalf of
each Successor Fund, represents and warrants to the
Predecessor Trust as follows:
(a)	Each Successor Fund is duly established as a series
of the Successor Trust, which is a business trust duly organized, existing, and in good standing under the laws of the Commonwealth of Massachusetts with the power under Successor Trusts Declaration of Trust to own all of its properties and assets and to carry on its business as contemplated by this Agreement. The Successor Trust is not required to qualify as a foreign trust or association in any jurisdiction, except in any jurisdiction in which it has so qualified or in which a failure to so qualify would not
have a material adverse effect. The Trust has all necessary federal, state and local authorization to carry on its business as now being conducted and to fulfill the terms
of this Agreement, except as set forth in paragraph 4.2(b).
The obligations of Successor Trust entered into in the name
or on behalf thereof by any of the Trustees, officers,
employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of Successor
Trust personally, but bind only the assets of Successor
Trust and all persons dealing with any series or fund of Successor Trust, such as the Successor Funds, must look solely to the assets of Successor Trust belonging to such
series or fund for the enforcement of any claims against
Successor Trust.
(b)	No consent, approval, authorization, or order of any
court or governmental authority is required for the
consummation by the Successor Funds of the transactions contemplated herein, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities
laws and the Hart-Scott-Rodino Act.
(c)	Each Successor Fund currently has no assets or
liabilities and has carried on no business activities prior
to the date first shown above.  Prior to the Closing Date,
none of the Successor Funds will have any assets or liabilities or will have carried on any business activities.
(d) 	None of the Successor Funds is currently engaged in
any activities and the execution, delivery and performance
of this Agreement will not result, in (i) a material violation of the Successor Trusts Declaration of Trust or by-laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Successor Trust, on behalf of any of the Successor Funds, is a party or by which it is
bound, or (ii) the acceleration of any material obligation,
or the imposition of any material penalty, under any
agreement, indenture, instrument, contract, lease, judgment
or decree to which the Successor Trust, on behalf of any of
the Successor Funds, is a party or by which it is bound.
(e)	No litigation or administrative proceeding or
investigation of or before any court or governmental body is presently pending or, to the Successor Trusts knowledge, threatened against Successor Trust, with respect to any of the Successor Funds or its properties or assets, that, if adversely determined, would materially and adversely affect the Successor Funds financial condition or the conduct of
its business. The Successor Trust, on behalf of each of the Successor Funds, knows of no facts which might form the basis for the institution of such proceedings and is not a
party to or subject to the provisions of any order, decree
or judgment of any court or governmental body which
materially and adversely affects the Successor Funds business or its ability to consummate the transactions herein
contemplated.
(f)	Upon consummation of the Reorganization, all issued
and outstanding Successor Fund Shares will be duly authorized and validly and legally issued and outstanding, fully paid and non-assessable by Successor Trust and will have been
offered and sold in every state, territory and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and
other securities laws. None of the Successor Funds have outstanding any options, warrants or other rights to subscribe for or purchase any Successor Fund Shares, nor is there outstanding any security convertible into any Successor
Fund Shares.
(g)	The execution, delivery and performance of this
Agreement, and the transaction contemplated herein, have
been duly authorized by all necessary action on the part
of the Board of Trustees of the Successor Trust, and this Agreement constitutes a valid and binding obligation of Successor Trust, on behalf of each of the Successor Funds, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors rights and to general equity principles.
(h)	The information to be furnished by each of the
Successor Funds for use in the registration statements,
proxy materials and other documents that may be necessary
in connection with the transactions contemplated hereby
shall be accurate and complete in all material respects
and shall comply in all material respects with federal securities and other laws and regulations applicable thereto.
		(i)	The current prospectus and statement
of additional information of each Successor Fund (true and correct copies of which have been delivered to Predecessor Trust, conforms in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

		(j)	To the best knowledge of Successor
Trust, on behalf of each Successor Fund, the Successor Fund will meet the requirements of Subchapter M of the Code for qualification as a regulated investment company from and including the taxable year that includes the Closing Date and will be eligible to, and will, compute its Federal income tax under Section 852 of the Code.

5.	COVENANTS
Predecessor Trust, on behalf of each Predecessor Fund, and the Successor Trust, on behalf of each Successor Fund, respectively, hereby further covenant as follows:
5.1	Each Predecessor Fund covenants that it will
operate its business in the ordinary course between the
date hereof and the Closing Date, it being understood
that such ordinary course of business will include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable.
5.2	Predecessor Trust will call a meeting of the
shareholders of each Predecessor Fund to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein. In addition, the Predecessor Trust will, on behalf of each Predecessor Fund, prepare, file with the Commission, and deliver to the shareholders of such Predecessor Fund in connection with such meeting a proxy statement on Schedule 14A ("Proxy Statement") in compliance in all material respects with the provisions of the 1934 Act and the 1940
Act and the rules and regulations thereunder.
5.3	Each Predecessor Fund covenants that the Successor
Fund Shares to be acquired by such Predecessor Fund
hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.
5.4	Each Predecessor Fund will assist the corresponding
Successor Fund in obtaining such information as such Successor Fund reasonably requests concerning the beneficial ownership of the Predecessor Fund Shares.
5.5	Subject to the provisions of this Agreement, each
Successor Fund and the corresponding Predecessor Fund covenant to take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.
5.6	Each Successor Fund will provide to the corresponding
Predecessor Fund such information regarding such Successor Fund as may be reasonably necessary for the preparation of the Proxy Statement in compliance with the 1934 Act and the 1940 Act and the rules and regulations thereunder.
5.7	Each Successor Fund and the corresponding Predecessor
Fund covenant to use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as practicable.
5.8	The Predecessor Trust, on behalf of each Predecessor
Fund, covenants that it will, from time to time, as and
when reasonably requested by the Successor Trust, execute
and deliver or cause to be executed and delivered all such assignments and other instruments and will take or cause to be taken such further action as the Successor Trust, on behalf of such Successor Fund, may reasonably deem necessary or desirable in order to vest in and confirm (a) the Predecessor Trusts title to and possession of the Successor Fund Shares to be delivered hereunder and (b) the Successor Trusts title to and possession of all the Assets and to otherwise to carry out the intent and purpose of this Agreement.
5.9	Each Successor Fund covenants to use all reasonable
efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to operate after the Closing Date.
	5.10	  The Successor Trust shall not change its
Declaration of Trust, nor the prospectus or statement of additional information of the Successor Fund prior to the Closing so as to restrict permitted investments for the Successor Fund prior to the Closing, except as required by the Commission.

6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH
PREDECESSOR FUND
The obligations of the Predecessor Trust, on behalf of
each Predecessor Fund, to consummate the transactions provided for herein shall be subject, at Predecessor
Trusts election, to the performance by the Successor
Trust, on behalf of the corresponding Successor Fund, of
 all the obligations to be performed by it hereunder on
 or before the Closing Date, and, in addition thereto,
the following further conditions:
6.1	All representations and warranties of the Successor
 Trust, on behalf of such Successor Fund, contained in
this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.
6.2	The Successor Trust, on behalf of such Successor
Fund, shall have performed all of the covenants and
complied with all of the provisions required by this Agreement to be performed or complied with by the Successor
 Trust, on behalf of such Successor Fund, on or before
the Closing Date.
6.3	Successor Trust shall have executed and delivered
an assumption of the Liabilities and all such other agreements and instruments as Predecessor Trust may reasonably deem necessary or desirable in order to vest in and confirm (a) Predecessor Trusts title to and
possession of the Successor Fund Shares to be delivered hereunder and (b) Successor Trusts assumption of all of the Liabilities and to otherwise to carry out the intent
and purpose of this Agreement.
6.4 	The Successor Trust, on behalf of such Successor
Fund, shall have delivered to such Predecessor Fund a certificate executed in the name of such Successor Fund by the Successor Trusts President or Vice President
and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to Predecessor Trust and dated as of the Closing Date, as to the matters set forth in paragraphs 6.1 and 6.2 and as to such other matters as Predecessor Trust shall reasonably request.
6.5	Such Predecessor Fund and such Successor Fund
shall have agreed on the number of full and fractional Successor Fund Shares to be issued in connection with the Reorganization after such number has been calculated
in accordance with paragraph 1.1.
7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH
SUCCESSOR FUND
The obligations of the Successor Trust, on behalf of
each Successor Fund, to complete the transactions provided
 for herein shall be subject, at the Successor Trusts election, to the performance by the Predecessor Trust, on behalf of the corresponding Predecessor Fund, of all
of the obligations to be performed by it hereunder on
or before the Closing Date and, in addition thereto,
the following conditions:
7.1	All representations and warranties of the
Predecessor Trust, on behalf of such Predecessor Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except
as they may be affected by the transactions contemplated
by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.
7.2	The Predecessor Trust, on behalf of such Predecessor
Fund, shall have performed all of the covenants and
complied with all of the provisions required by this Agreement to be performed or complied with by the
Predecessor Trust, on behalf of such Predecessor Fund,
on or before the Closing Date.
7.3	The Predecessor Trust shall have delivered to
such Successor Fund a statement of the Assets and Liabilities, as of the Closing Date, including a schedule of investments, certified by the Treasurer
of the Predecessor Trust. Predecessor Trust shall have executed and delivered all such assignments and other instruments of transfer as Successor Trust may reasonably deem necessary or desirable in order to vest
in and confirm (a) Predecessor Trusts title to and
possession of the Successor Fund Shares to be delivered hereunder and (b) Successor Trusts title to and possession of all the Assets and to otherwise to carry
out the intent and purpose of this Agreement.
7.4	The Predecessor Trust, on behalf of such
Predecessor Fund, shall have delivered to the Successor
Trust a certificate executed in the name of the
Predecessor Trust, on behalf of such Predecessor Fund,
and by the Predecessor Trusts President or Vice
President and its Treasurer or Assistant Treasurer, in a
form reasonably satisfactory to the Successor Trust
and dated as of the Closing Date, as to the matters
set forth in paragraphs 7.1 and 7.2 and as to such
other matters as Successor Trust shall reasonably request.
7.5	Such Predecessor Fund and such Successor Fund
shall have agreed on the number of full and fractional Successor Fund Shares to be issued in connection with the Reorganization after such number has been calculated
in accordance with paragraph 1.1.
8.	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF
EACH SUCCESSOR FUND AND EACH CORRESPONDING PREDECESSOR
FUND
If any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to the Predecessor Trust, on behalf of each Predecessor Fund,
or the Successor Trust, on behalf of each Successor Fund,
the other party to this Agreement shall be entitled, at
its option, to refuse to consummate the transactions contemplated by this Agreement:
8.1	This Agreement and the transactions contemplated
herein shall have been approved by the requisite vote of
the holders of the outstanding shares of such Predecessor Fund, in accordance with the provision of the Charter and by-laws of the Predecessor Trust, applicable state law and the 1940 Act, and certified copies of the resolutions evidencing such approval shall have been delivered to Successor Trust. Notwithstanding anything herein to the contrary, neither the Successor Trust nor the Predecessor Trust may waive the condition set forth in this paragraph 8.1.
8.2	On the Closing Date no action, suit or other
proceeding shall be pending or, to the Successor Trusts
or to the Predecessor Trusts knowledge, threatened before
any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.
8.3	All consents of other parties and all other consents,
orders and permits of federal, state and local regulatory authorities deemed necessary by the Successor Trust or the Predecessor Trust to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any
such consent, order or permit would not involve a risk of
a material adverse effect on the assets or properties of
such Successor Fund or such Predecessor Fund, provided
that either party hereto may for itself waive any of such
conditions.
8.4	The registration statement with respect to the
Successor Fund Shares under the 1933 Act shall be effective, and no stop order suspending the effectiveness of such registration statement shall have been issued and, to the best knowledge of the parties hereto, no investigation
or proceeding for that purpose shall have been instituted
or be pending, threatened or contemplated under the 1933 Act.
8.5	The parties shall have received the opinion of
Dechert LLP dated the Closing Date, substantially to the effect that, based upon certain facts, assumptions, and representations made by the Predecessor Trust, on behalf of each Predecessor Fund, the Successor Trust, on behalf
of each Successor Fund, and their respective authorized officers, (i) the transaction contemplated by this Agreement will constitute a reorganization within the meaning of
Section 368(a) of the Code, and the Successor Fund and the Predecessor Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by the Successor Fund upon receipt of the Assets in exchange for the Successor Fund Shares and the assumption by the Successor Fund of the Liabilities; (iii) the basis in the hands of the Successor Fund in the Assets will be the same as the basis of the Predecessor Fund in the Assets immediately prior to the transfer thereof; (iv) the holding periods of the Assets in the hands of the Successor Fund will include the
periods during which the Assets were held by the Predecessor Fund; (v) no gain or loss will be recognized by the Predecessor Fund upon the transfer of the Assets to the Successor Fund in exchange for the Successor Fund Shares and the assumption by the Successor Fund of all of the Liabilities, or upon the distribution of the Successor
Fund Shares by the Predecessor Fund to its shareholders
in liquidation; (vi) no gain or loss will be recognized
by the Predecessor Fund shareholders upon the exchange
of their Predecessor Fund Shares for the Successor Fund Shares; (vii) the aggregate basis of the Successor Fund Shares that each Predecessor Fund shareholder receives in connection with the transaction will be the same as
the aggregate basis of his or her Predecessor Fund Shares exchanged therefor; (viii) an Predecessor Fund shareholders holding period for his or her Successor Fund Shares will be determined by including the period for which he or she held the Predecessor Fund Shares exchanged therefore, provide that he or she held such Predecessor
Fund Shares as capital assets; and (ix) the Successor Fund will succeed to, and take into account (subject to the conditions and limitations specified in Sections 381, 382, 383, and 384 of the Code and the Regulations thereunder)
the items of the Predecessor Fund described in Section
381(c) of the Code. The opinion will not address whether gain or loss will be recognized with respect to any contracts subject to Section 1256 of the Code in
connection with the reorganization.  The delivery of
such opinion is conditioned upon receipt by Dechert LLP
of representations it shall request of the Successor
Trust and the Predecessor Trust.  Notwithstanding
anything herein to the contrary, neither the Successor
Trust nor the Predecessor Trust may waive the condition
set forth in this paragraph 8.5.
	8.6	The Assets will include no assets which
the Successor Fund, by reason of limitations contained in Successor Trusts Declaration of Trust or of investment restrictions disclosed in such Successor Funds current prospectus and statement of additional information, as supplemented, in effect on the Closing Date, may not properly acquire.

9.INDEMNIFICATION
9.1	The Successor Trust, out of each Successor Funds a
ssets and property (including any amounts paid to the Successor Trust pursuant to any applicable liability insurance policies or indemnification agreements) agrees to indemnify and hold harmless the Predecessor Trust and its Trustees and officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the corresponding Predecessor Fund may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by the Successor Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Successor Trust or its Trustees or officers prior to the Closing Date, provided that such indemnification by the Successor Trust (or the Successor Fund) is not (a) in violation of any applicable law or (b) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

9.2 The Predecessor Trust, out of each Predecessor Funds assets and property (including any amounts paid to the Predecessor Trust pursuant to any applicable liability insurance policies or indemnification agreements) agrees to indemnify and hold harmless the Successor Trust and its Trustees and officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the corresponding Successor Fund may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by the Predecessor Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Predecessor Trust or its Trustees or officers prior to the Closing
Date, provided that such indemnification by the Predecessor
Trust (or the Predecessor Fund) is not (a) in violation of any applicable law or (b) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

10.	BROKERAGE FEES AND EXPENSES
10.1	The Successor Trust, on behalf of each
Successor Fund, and the Predecessor Trust, on behalf of each Predecessor Fund, represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.
10.2	The expenses relating to the Reorganization
will be borne by J.P. Morgan Investment Management Inc.  The costs of the Reorganization shall include, but not be limited to, costs associated with obtaining any necessary order of exemption from the 1940 Act, preparing, printing and distributing the Proxy Statement, legal fees, accounting fees, securities registration fees, and costs of holding shareholders meetings. Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a regulated investment company within the meaning of Section 851 of the Code.
11.	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES
11.1	The Successor Trust and the Predecessor Trust
agree that neither party has made any representation, warranty or covenant, on behalf of either a Successor Fund or a Predecessor Fund, respectively, not set forth herein and that this Agreement constitutes the entire agreement between the parties.
11.2	The representations, warranties and covenants
contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.  The covenants
to be performed after the Closing and the obligations of each Successor Fund in Section 9 shall survive the Closing.
12.	TERMINATION
This Agreement may be terminated and the transactions
contemplated hereby may be abandoned by resolution of the Board of Trustees of the Successor Trust or the Board of Trustees of
the Predecessor Trust, at any time prior to the Closing
Date, if circumstances should develop that, in the opinion of that Board, make proceeding with the Agreement inadvisable with respect to a Successor Fund or a Predecessor Fund, respectively. In addition, this Agreement shall be terminated with respect to each Contingent Predecessor Fund, if the shareholders of such
Contingent Predecessor Fund approve the Primary Reorganization of such Contingent Predecessor Fund and such Primary Reorganization is consummated.
13.	AMENDMENTS
This Agreement may be amended, modified or supplemented
in such manner as may be deemed necessary or advisable by the authorized officers of Predecessor Trust and the Successor Trust.
14.	NOTICES
Any notice, report, statement or demand required or
permitted by any provisions of this Agreement shall be in
writing and shall be given by facsimile, electronic delivery
(i.e., e-mail) personal service or prepaid or certified mail addressed as follows: if to the Successor Trust or the Predecessor Trust, at the address set forth in the preamble to this
Agreement, in each case to the attention of Nina O. Shenker and with a copy to Sullivan & Cromwell, 125 Broadway, New York, NY 10004, attn.: John E. Baumgardner, Jr.
15.	HEADINGS; GOVERNING LAW; SEVERABILITY; ASSIGNMENT;
LIMITATION OF LIABILITY; RULE 145
15.1	The Article and paragraph headings contained in
this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
15.2	This Agreement shall be governed by and construed
in accordance with the laws of the Commonwealth of Massachusetts without regard to its principles of conflicts of laws.
15.3	This Agreement shall bind and inure to the
benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without
the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.
15.4	The warranties, representations,
and agreements contained in this Agreement made by Predecessor Trust, on behalf of each of the Predecessor Funds, are made on a several (and not joint, or joint and several) basis. Similarly, the warranties, representations, and agreements contained in this Agreement made by the Successor Trust, on behalf of each of the Successor Funds, are made on a several
(and not joint, or joint and several) basis.

15.5	Pursuant to Rule 145 under the 1933 Act,
the Predecessor Fund will, in connection with the issuance of any Successor Fund Shares to any person who at the time of the transaction contemplated hereby is deemed to be an affiliate of a party to the transaction pursuant to Rule 145(c), cause to be affixed upon the certificates issued to such person (if any) a legend as follows:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT TO SUCCESSOR FUND OR ITS PRINCIPAL UNDERWRITER UNLESS (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (ii) IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO SUCCESSOR FUND, SUCH REGISTRATION IS NOT REQUIRED;



[Remainder of Page Intentionally Left Blank] and, further, the Predecessor Fund will issue stop transfer instructions to its transfer agent with respect to such Predecessor Fund Shares.


IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President or any Vice
President.J.P. MORGAN MUTUAL FUND SERIES, on behalf of each of its series listed in Exhibit A attached hereto

J.P. MORGAN MUTUAL FUND SELECT GROUP, on behalf of each of its series listed in Exhibit A attached hereto


By: _______________________________
Name:
Title:

By: _______________________________
Name:
Title:

J.P. MORGAN INVESTMENT MANAGEMENT INC., with respect to paragraph 10.2 only



By: _______________________________
Name:
Title:



Exhibit A

J.P. Morgan Mutual Fund Select Group
J.P. Morgan Mutual Fund Series
Predecessor Funds

Successor Funds
JPMorgan Bond Fund II -- Select, Class A and Class B
JPMorgan Bond Fund II -- Select, Class A and Class B
JPMorgan Fleming International Equity Fund -- Select,
Institutional, Class A, Class B, Class C and Ultra
JPMorgan Fleming International Equity Fund -- Select,
Institutional, Class A, Class B, Class C and Ultra
JPMorgan Mid Cap Equity Fund -- Select, Class A and
Class B
JPMorgan Mid Cap Equity Fund -- Select, Class A and
Class B
JPMorgan Tax Aware Large Cap Growth Fund -- Select
JPMorgan Tax Aware Large Cap Growth Fund -- Select
JPMorgan Tax Aware Large Cap Value Fund -- Select
JPMorgan Tax Aware Large Cap Value Fund -- Select
JPMorgan Trust Small Cap Equity Fund -- Select
JPMorgan Small Cap Core Fund -- Select


Contingent Predecessor Funds

JPMorgan Bond Fund II


Schedule 4.1

None.














































						Schedule 4.2

None.





5




279038.1.03

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